Exhibit 26 (g) i2.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

This Amendment hereby terminates the reinsurance of certificates issued out of New York State only on and after April 1, 2010, the Amendment effective date, under the above-referenced Agreement. All New York State business inforce at that effective date shall remain reinsured hereunder until the termination, expiry, or recapture of the underlying policy on which the reinsurance is based.             .

Also effective as of April 1, 2010, the Coverage under the above-referenced Agreement will now be known as “Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) Non-New York State”.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8/30/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8/30/10
Peter G. Ferris
Second Vice President & Actuary

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C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8/30/10
Peter G. Ferris
Second Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Gary L. Gray	Date:	8/25/10

Print name:	Gary L. Gray

Title:	Vice President

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA - WITNESS

By:	/s/ Steven Najjar	Date:	8/19/10

Print name:	Steven Najjar

Title:	EVP & General Counsel